SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 5, 2004

EGL, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-27288	76-0094895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15350 Vickery Drive, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (281) 618-3100

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Item 9.

Regulation FD Disclosure

On March 5, 2004, the Board of Directors of EGL, Inc. (the “Company” or “EGL”) approved an increase in the dollar amount of the Company´s authorized stock repurchase program from $15 million to $65 million, which amounts to approximately 6.6% of the Company’s total stock issued as of the date hereof. The Company intends to adopt a repurchase plan under Rule 10b5-1 to facilitate such purchases. The Company may or may not make additional repurchases outside of the Rule 10b5-1 plan. The 10b5-1 plan allows the Company, for a period of 120 days, to purchase shares of its common stock during periods when the Company would normally not be active in the market due to its own internal trading blackout periods.  The timing and amount of any shares repurchased will be determined by a formula as set forth in the plan.

The information in Item 9 of this report is being furnished, not filed, pursuant to Regulation FD by EGL. Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by EGL under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by EGL, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of EGL or any of its affiliates.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 5, 2004

EGL, INC.

By:   ______________________

Elijio V. Serrano

Chief Financial Officer

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